UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):     December 20, 2007

WEGENER CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-11003	81-0371341
(State or other	(Commission	(I.R.S. Employer
jurisdiction of	File Number)	Identification No.)
incorporation)

11350 Technology Parkway, Duluth, Georgia	30097
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:     (770) 623-0096

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 20, 2007, the Compensation and Incentive Plan Committee (the “Compensation Committee”) of Wegener Corporation, a Delaware corporation (the “Company”), approved annual base salary increases for two of the Company’s named executive officers. The Compensation Committee increased the annual base salary of C. Troy Woodbury, Jr., Treasurer and Chief Financial Officer of the Company, from $131,424 to $143,924, and the annual base salary of Ned L. Mountain, President and Chief Operating Officer of Wegener Communications, Inc., from $140,000 to $150,000.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Wegener Corporation

Date: December 27, 2007	By:	/s/ Robert A. Placek
Robert A. Placek
President and Chief Executive Officer